Exhibit (m)(2)

SCHEDULE A

As last revised June 7, 2021

to the

ADVISORSHARES TRUST

DISTRIBUTION PLAN

Dated June 2, 2009

Funds

AdvisorShares Dorsey Wright ADR ETF

AdvisorShares Ranger Equity Bear ETF

AdvisorShares FolioBeyond Smart Core Bond ETF

AdvisorShares DoubleLine Value Equity ETF

AdvisorShares STAR Global Buy-Write ETF

AdvisorShares Newfleet Multi-Sector Income ETF

AdvisorShares Sage Core Reserves ETF

AdvisorShares Focused Equity ETF

AdvisorShares Vice ETF

AdvisorShares Dorsey Wright Micro-Cap ETF

AdvisorShares Dorsey Wright Short ETF

AdvisorShares Pure Cannabis ETF

AdvisorShares Dorsey Wright FSM US Core ETF

AdvisorShares Dorsey Wright FSM All Cap World ETF

AdvisorShares Dorsey Wright Alpha Equal Weight ETF

AdvisorShares Pure US Cannabis ETF

AdvisorShares Q Portfolio Blended Allocation ETF

AdvisorShares Q Dynamic Growth ETF

AdvisorShares Alpha DNA Equity Sentiment ETF

AdvisorShares Hotel ETF

AdvisorShares Restaurant ETF

AdvisorShares Gerber Kawasaki ETF

Distribution Fees

Distribution Services…………………………twenty-five basis points (0.25%)

Calculation of Fees

Distribution fees are based on a percentage of each Fund’s average daily net assets.